EXHIBIT 99.1

Novell Announces Agreement to Acquire Leading Enterprise Linux Technology Company SUSE LINUX

  Novell expands its open source commitment and will become the first to offer comprehensive Linux solutions for the enterprise from the desktop to the server.
  Novell will be the only $1billion software company with a Linux distribution and the worldwide technical staff to support it.
  Novell/SUSE LINUX to become the world's largest supplier of desktop to server Linux solutions and technical support.
  Customers to gain worldwide technical support for enterprise Linux solutions from a company with over 20 years of operating system experience.
  IBM and Novell to negotiate extensions to commercial agreement with Novell/SUSE LINUX to support the IBM eServer line.

PROVO, Utah -–- Nov. 4, 2003 — Novell today announced it has entered into an agreement to acquire SUSE LINUX, one of the world’s leading enterprise Linux companies, expanding Novell’s ability to provide enterprise-class services and support on the Linux platform. With the open source expertise of SUSE LINUX and Novell’s world-class networking and identity solutions and support, training and consulting services, Novell will be able to deliver Linux and all its components — from the server to the desktop — and give organizations a secure, reliable and mature Linux foundation. Novell will pay $210 million in cash to complete the acquisition. The transaction is subject to regulatory approval and the winding up of shareholder agreements. Novell expects the transaction to close by the end of its first fiscal quarter (January 2004).

This latest move follows Novell’s August purchase of Ximian, a leader in Linux server and desktop solutions, and further demonstrates Novell’s ongoing commitment to provide customers a full range of Linux solutions. Both the Ximian and SUSE LINUX acquisitions affirm Novell’s commitment to promoting the open source model and developer community.

Novell also announced today that IBM intends to make a $50 million investment in Novell convertible preferred stock. In addition, Novell and IBM are negotiating extensions to the current commercial agreements between IBM and SUSE LINUX for the continued support of SUSE LINUX on IBM’s eServer products and middleware products to provide for product and marketing support arrangements related to SUSE LINUX. Both of these agreements will be effective when the acquisition of SUSE LINUX by Novell is completed.

“Responding to customer demands for open, standards-based computing, Novell has been dedicated to a cross-platform vision for four years now, and Linux is an increasingly important part of that strategy,” said Jack Messman, chairman and CEO of Novell. “The acquisition of SUSE LINUX will complete Novell’s ability to offer enterprise-class Linux solutions to our customers from the desktop to the server. No other enterprise Linux vendor has the operating system experience and the worldwide technical support capabilities that Novell will be able to deliver. Novell is bringing our significant resources to bear to help customers adopt Linux with more confidence, giving them the freedom of choice Linux provides without the anxiety over whether an open source solution can truly be relied on for mission-critical functions.”

“Novell understands the power of open, standards-based computing, and has been moving in that direction for some time,” said Richard Seibt, CEO of SUSE LINUX. “Novell’s global reach, marketing expertise and reputation for security, reliability and global enterprise-level support are exactly what we’ve been seeking to take SUSE LINUX to the next level. We’ve also been impressed by the incredible loyalty and competence of Novell customers and business partners, and we’re looking forward to joining forces to help customers gain the benefits of Linux and to help Novell continue to expand its role in the open source community.”

SUSE LINUX Offerings Complement Novell Linux Services

SUSE LINUX offers a range of Linux server and desktop solutions designed to meet the diversified needs of different organizations. SUSE LINUX Enterprise Server 8 for midsize to large companies provides a range of core networking services with the high-availability and scalability features needed for mission-critical environments.

SUSE LINUX is the leading enterprise Linux company in Europe. In addition, through its relationships with Conectiva and Turbolinux, SUSE LINUX has been a leader in Latin America and Asia, as well. SUSE LINUX is also one of the top providers of Linux to enterprises in the United States and North America. Novell’s extensive global sales and channel programs, proven and reliable technical support capabilities, as well as ongoing Novell and SUSE LINUX relationships with key partners like IBM, Oracle, SGI, Fujitsu-Siemens, Dell, Intel, AMD, SAP, HP and others, provide a powerful business network to promote more rapid Linux adoption around the globe.

Novell’s Linux Strategy

The acquisition of SUSE LINUX will be an important step in Novell’s efforts to accelerate enterprise adoption of Linux. Novell began building solutions for Linux in early 2000, when it made its flagship eDirectory™ technology available on Linux. In April of this year, Novell announced it would make all the services that run on its NetWare® operating system run on both the NetWare and Linux kernels in the future with the full range of Novell’s worldwide technical support. In August, Novell acquired Ximian, with its leading Linux desktop management solutions and its visionary leadership to promote Linux desktops and to enable Microsoft .NET* applications to run on Linux.

In September, Novell announced the open beta of Novell® Nterprise™ Linux Services (NLS), an offering that runs on SUSE LINUX and Red Hat* and provides a variety of networking services for Linux environments. IBM, HP and Dell have all licensed the NLS technology for resale to their customers. With SUSE LINUX, Novell expands its reach to developers and ISV’s looking for a complete Linux solution. Today’s announcement of Novell’s plans to acquire SUSE LINUX strengthens Novell’s already proven set of Linux offerings by allowing Novell to distribute the underlying Linux platform itself, in addition to the many valued-added services for Linux that Novell already offers.

“We chose SUSE LINUX because they are a clear market leader in Linux technology for the enterprise,” Messman said. “With this acquisition, Novell will be the only $1billion software company with a Linux distribution and a worldwide ecosystem around it. A worldwide technical staff of over 600 has been trained to support Linux. The acquisition of SUSE LINUX completes our technology stack from the desktop to the server.”

Beyond the technology, the acquisition also will expand Novell’s strategic commitment to the open source community. The combination of SUSE LINUX and Novell will deliver not only complete enterprise Linux software solutions, but also worldwide channels and industry-leading partnerships. The combined company will help promote a thriving, global open source ecosystem that creates innovation and choice for developers, users and organizations alike. Novell is firmly committed to open standards and maintaining the existing open source kernel development efforts. From advocacy and development resources to events and support of open source efforts like kernel projects, XFree86, ReiserFS, KDE, GNOME and Mono, Novell stands side-by-side with the open source community.

Citigroup Global Markets Inc. acted as Novell’s financial advisor to the transaction. Clifford Chance Punder served as Novell’s legal counsel. Arma Partners acted as financial advisor to SUSE LINUX and its stockholders. Freshfields, Bruckhaus Deringer served as legal counsel to SUSE LINUX and its stockholders. SUSE LINUX investors are e-Millenium 1, AdAstra Erste Beteiligungsgesellschaft mbH and APAX Partners & CO.

Press Conference Invitation

Novell and SUSE LINUX will hold a press conference at 11 a.m. EST (5 p.m. CET)) to discuss the transaction in greater detail. The press conference can be heard live at http://www.novell.com/webcast.

Forward-looking Statements

This press release includes statements that are not historical in nature and that may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits and synergies of the company’s brands and strategies, future opportunities and the growth of the market for open source solutions. You should be aware that Novell’s actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell’s ability to integrate acquired operations and employees, Novell’s success in executing its Linux strategies, Novell’s ability to deliver on its one Net vision of the Internet, Novell’s ability to take a competitive position in the Linux industry, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, and the other factors described in Novell’s Annual Report on Form 10-K for the 2002 fiscal year. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Novell

Novell, Inc. (Nasdaq: NOVL) is a leading provider of information solutions that deliver secure identity management (Novell Nsure™), Web application development (Novell exteNd™) and cross-platform networking services (Novell Nterprise), all supported by strategic consulting and professional services (Novell NgageSM). Novell’s vision of one Net – a world without information boundaries – helps customers realize the value of their information securely and economically. For more information, call Novell’s Customer Response Center at (888) 321-4CRC (4272) or visit http://www.novell.com. Press should visit http://www.novell.com/pressroom.

About SUSE LINUX

Established in 1992, SUSE LINUX is one of the world’s leading providers of Linux software and services. With the largest dedicated Linux research and development team, SUSE LINUX delivers enterprise-ready software and services that harness the innovation, speed-to-market and independence of the open source community. A privately held company based in Nuremberg, Germany, SUSE LINUX– together with global business partners – supports customers throughout the world.

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Novell, NetWare and Ximian are registered trademarks; eDirectory, exteNd, Nsure and Nterprise are trademarks; and Ngage is a service mark of Novell, Inc. in the United States and other countries. SUSE is a registered trademark of SUSE LINUX. *All third-party trademarks are the property of their respective owners.

Press Contacts:

Bruce Lowry
Novell, Inc.
Phone: (415) 591-6523
E-mail:
blowry@novell.com

Joseph Eckert
SUSE LINUX
Phone: (203) 270-3711
E-mail: jeckert@suse.com